Exhibit 99.1

NextNav Inc. Reports Third Quarter 2026 Results and Operational Highlights

RESTON, VA., November 10, 2026 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended September 30, 2026.

“The third quarter was productive on all fronts, marked by continued regulatory progress, important technical milestones, new partnerships, and perhaps most notably, highly visible market validation of the increasing value and strategic importance of low-band spectrum assets,” said Mariam Sorond, CEO of NextNav. “We continue to demonstrate the value of uniquely combining low-band spectrum with 5G-capable PNT and sensing technologies to support a growing range of mission-critical applications, including those serving national security, critical infrastructure and public safety.”

Operational Highlights

•         On October 5, 2026, NextNav announced a strategic partnership with AiRANACULUS to advance integrated sensing and communications (ISAC) across its lower 900 MHz spectrum, expanding long-range, early warning counter-UAS detection while reducing the infrastructure needed for wide-area sensing coverage. Details can be found here.

•         On September 22, 2026, NextNav announced that Marissa Mitrovich joined as Vice President of Government Affairs and Vijay Venkateswaran was appointed Chief Business Development Officer, strengthening the company’s policy engagement and business development leadership. Details can be found here.

•         On September 15, 2026, NextNav announced real-world field validation, both indoors and outdoors, achieving single-digit-meter horizontal positioning accuracy using PRS signals transmitted from its 5G PNT Network in Santa Clara County, California. Details can be found here.

•         On August 24, 2026, NextNav announced Tiami Networks as a sensing ecosystem partner to advance 5G-powered, counter unmanned aircraft system (UAS) detection solutions. Details can be found here.

Financial Highlights

•           Balance Sheet: As of September 30, 2026, the Company held approximately $290.9 million in cash, cash equivalents, and short-term and long-term investments, and had no outstanding debt.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Tuesday, November 10, 2026.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://events.q4inc.com/attendee/456197702. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on X at https://x.com/NextNav or LinkedIn at https://www.linkedin.com/company/nextnav/.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains “forward‑looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward‑looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NextNav’s management and are not predictions of actual performance.

These forward‑looking statements are subject to a number of risks and uncertainties, including, but not limited to, the following factors: the failure to realize the anticipated benefits of, or achieve commercial acceptance for, NextNav’s technology across targeted industries (including public safety and mobility); difficulties, delays, or unforeseen challenges in the development, deployment, operation, or integration of NextNav’s network, assets, software, or other technologies, including its next‑generation terrestrial 3D PNT technology; adverse regulatory developments, including action or inaction by the Federal Communications Commission (“FCC”) or other federal or state governmental authorities affecting spectrum allocation, location‑based services, the use of licensed spectrum, or E911 or related requirements; the outcome and timing of NextNav’s pending petition for rulemaking before the FCC and the possibility that the FCC may not issue a notice of proposed rulemaking (“NPRM”), may delay or decline to adopt a subsequent report and order (“R&O”), or may adopt rules that differ materially from those sought by NextNav; opposition to NextNav’s regulatory efforts from third parties; legislative or executive branch actions, including appropriations or other measures, that could limit, condition, delay, or prevent FCC action; interagency review and coordination processes that may identify issues, impose conditions, require modifications to NextNav’s proposals, or result in additional delays or a decision not to proceed with rulemaking; and NextNav’s ability to execute its business plan, including entering into and maintaining strategic partnerships, managing growth, and achieving or sustaining profitability.

These factors are not exhaustive. Additional risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward‑looking statements are described in NextNav’s filings with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” section of NextNav’s most recent Annual Report on Form 10‑K and subsequent Quarterly Reports on Form 10‑Q. If any of these risks materialize, or if NextNav’s assumptions prove incorrect, actual results could differ materially from those contemplated by the forward‑looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date they are made. Except as required by law, NextNav undertakes no obligation to publicly update or revise any forward‑looking statements to reflect subsequent events or circumstances.

FINANCIAL INFORMATION

NEXTNAV INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2026 (unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$63,883	$44,757
Short term investments	200,214	107,381
Accounts receivable	1,687	2,346
Other current assets	3,881	2,927
Total current assets	$269,665	$157,411

Long term investments	26,824	—
Property and equipment, net of accumulated depreciation of $18,455 and $16,458 at September 30, 2026 and December 31, 2025, respectively	9,523	11,763
Operating lease right-of-use assets	12,102	14,856
Goodwill	18,482	19,161
Intangible assets, net	41,617	42,167
Other assets	1,488	1,661
Total assets	$379,701	$247,019

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,148	$661
Accrued expenses and other current liabilities	7,170	8,560
Operating lease current liabilities	2,293	2,673
Deferred revenue	578	491
Total current liabilities	$11,189	$12,385
Warrants	1,623	33,167
Operating lease noncurrent liabilities	10,174	12,337
Other long-term liabilities	2,792	1,776
Long-term debt, net	—	273,589
Total liabilities	$25,778	$333,254

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 169,980,482 and 135,504,497 shares issued and 169,848,254 and 135,372,269 shares outstanding at September 30, 2026 and December 31, 2025, respectively	18	15
Additional paid-in capital	1,451,866	961,991
Accumulated other comprehensive income	2,676	3,811
Accumulated deficit	(1,099,944)	(1,051,359)
Common stock in treasury, at cost; 132,228 shares at both September 30, 2026 and December 31, 2025	(693)	(693)
Total stockholders’ equity (deficit)	$353,923	$(86,235)
Total liabilities and stockholders’ equity	$379,701	$247,019

NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,582	$887	$3,727	$3,628
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	1,918	2,041	6,095	6,609
Research and development	5,188	5,153	16,592	14,015
Selling, general and administrative	12,763	10,012	36,065	30,765
Depreciation and amortization	1,320	3,546	4,174	6,348
Total operating expenses	$21,189	$20,752	$62,926	$57,737
Operating loss	$(19,607)	$(19,865)	$(59,199)	$(54,109)
Other income (expense):
Interest income (expense), net	2,427	(3,179)	(4,566)	(8,937)
Debt extinguishment gain (loss)	—	—	21,429	(14,434)
Change in fair value of warrants	13,017	4,801	13,150	2,006
Change in fair value of derivative liability	—	18,774	(19,259)	(36,407)
Other income (loss), net	(10)	(2)	12	(9,264)
Income (loss) before income taxes	$(4,173)	$529	$(48,433)	$(121,145)
Provision for income taxes	(36)	(46)	(152)	(146)
Net income (loss)	$(4,209)	$483	$(48,585)	$(121,291)
Foreign currency translation adjustment	(175)	(65)	(1,135)	3,076
Comprehensive income (loss)	$(4,384)	$418	$(49,720)	$(118,215)
Net income (loss)	(4,209)	483	(48,585)	(121,291)
Net income (loss) attributable to common stockholders – basic	$(4,209)	$483	$(48,585)	$(121,291)
Net loss attributable to common stockholders – diluted	(6,485)	(18,212)	(51,029)	(123,297)
Weighted average number of shares outstanding – basic	168,694	133,335	148,671	131,913
Weighted average number of shares outstanding – diluted	168,819	149,557	148,830	132,535
Net income (loss) attributable to common stockholders per share – basic	$(0.02)	$0.00	$(0.33)	$(0.92)
Net loss attributable to common stockholders per share – diluted	$(0.04)	$(0.12)	$(0.34)	$(0.93)

 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net loss	$(48,585)	$(121,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,174	6,348
Equity-based compensation	17,659	12,539
Change in fair value of warrants	(13,150)	(2,006)
Debt extinguishment (gain) loss	(21,429)	13,734
Issuance of common warrants	—	9,006
Change in fair value of derivative liability	19,259	36,407
Realized and unrealized gain on short term and long term investments	(3,920)	(2,204)
Equity method investment loss	185	119
Asset retirement obligation accretion	153	78
Amortization of debt discount	5,207	6,878
Changes in operating assets and liabilities:
Accounts receivable	659	1,869
Other current assets	(999)	(511)
Other assets	(18)	121
Accounts payable	487	(21)
Deferred revenue	87	134
Accrued expenses and other liabilities	(338)	3,483
Operating lease right-of-use assets and liabilities	215	649
Net cash used in operating activities	$(40,354)	$(34,668)

Investing activities
Purchases of network assets, property, and equipment	(104)	(65)
Purchase of internal use software	(447)	(310)
Purchase of marketable securities	(387,237)	(194,494)
Sale and maturity of marketable securities	271,500	159,900
Net cash used in investing activities	$(116,288)	$(34,969)

Financing activities
Proceeds from 2028 senior convertible notes	—	190,000
Repayment of 2026 senior secured notes	—	(70,700)
Payments towards debt issuance cost	—	(1,517)
Payments towards debt	(50)	(86)
Proceeds from exercise of common warrants	172,608	766
Proceeds from exercise of common stock options	3,479	1,614
Net cash provided by financing activities	$176,037	$120,077
Effect of exchange rates on cash and cash equivalents	(269)	224
Net increase in cash and cash equivalents	19,126	50,664
Cash and cash equivalents at beginning of period	44,757	39,330
Cash and cash equivalents at end of period	$63,883	$89,994

Supplemental disclosures of cash information
Income taxes paid, net	$186	$141
Interest paid in cash	$4,731	$4,244
Supplemental disclosure of non-cash financing activity
Conversion of debt and accrued interest into common stock	$190,451	$—
Cashless exercise of private placement warrants	$14,476	$—